UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2011

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Underwriting Agreement. On September 14, 2011, Cheniere Energy Partners, L.P. (the “Partnership”), Cheniere Energy Partners, GP, LLC (the “General Partner”) and Cheniere Energy Investments, LLC (“Investments”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. as sole Underwriter (the “Underwriter”), providing for the offer and sale in a firm commitment underwritten offering of 3,000,000 common units representing limited partnership interests in the Partnership (the “Common Units”) at a price of $14.55 per Common Unit, net of underwriting discounts (the “Public Offering”). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriter a 30-day option (the “Option”) to purchase up to an additional 450,000 Common Units to cover over-allotments, on the same terms as the Common Units sold in the Public Offering. The Common Units to be issued pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-168942) (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Purchase Agreement. On September 14, 2011, the Partnership, the General Partner and Investments entered into a Purchase Agreement (the “Purchase Agreement”) with Cheniere Common Units Holding, LLC, as sole purchaser (the “Purchaser”), providing for the offer and sale of 622,131 Common Units at a price of $15.25 per Common Unit (the “Concurrent Offering”). In addition, the Purchaser has agreed to purchase up to 450,000 additional Common Units if and to the extent that the Underwriter does not purchase such number of Common Units pursuant to the exercise of the Option granted in the Underwriting Agreement. The Common Units to be issued pursuant to the Underwriting Agreement were registered under the Securities Act pursuant to the Registration Statement.

The Purchase Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 1.2 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

The closings of the Public Offering and Concurrent Offering occurred on September 19, 2011. The proceeds (net of underwriting discounts and commissions and estimated offering fees and expenses) received by the Partnership from the sale of 3,622,131 Common Units were approximately $52.9 million, which will be used for general business purposes, including development costs of the Partnership's expansion project to add liquefaction capacity at the Sabine Pass LNG terminal. In addition, the Partnership expects to receive $1.1 million from the General Partner pursuant to its right to maintain its 2% general partner interest in the Partnership. If the Underwriter exercises its option to purchase additional Common Units in full, the Partnership will receive additional net proceeds of approximately $6.7 million in the Public Offering, including the General Partner's contribution; if the Purchaser is required to purchase all of the 450,000 additional Common Units because the Underwriter does not exercise the Option under the Underwriting Agreement, the Partnership will receive additional net proceeds in the Concurrent Offering of approximately $7.0 million, including the General Partner's contribution.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

In connection with the Public Offering and the Concurrent Offering, the Partnership is filing the opinions of Andrews Kurth LLP as part of this Current Report on Form 8-K that are to be incorporated by reference into the Registration Statement. The opinions of Andrews Kurth LLP are filed herewith as Exhibits 5.1, 5.2 and 8.1.

Item 9.01    Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
1.1*
Underwriting Agreement, dated September 14, 2011, by and among Cheniere Energy Partners, L.P. Cheniere Energy Partners GP, LLC and Cheniere Energy Investments, LLC, and Citigroup Global Markets Inc., as sole underwriter.

1.2*
Purchase Agreement, dated September 14, 2011, by and among Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC and Cheniere Energy Investments, LLC, and Cheniere Common Units Holding, LLC, as sole purchaser.

5.1*	Opinion of Andrews Kurth LLP.
5.2*	Opinion of Andrews Kurth LLP.
8.1*	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consent of Andrews Kurth LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 8.1 hereto.)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.
		By:	CHENIERE ENERGY PARTNERS GP, LLC, its general partner

Date:	September 19, 2011	By:	/s/ MEG A. GENTLE
Meg A. Gentle Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*
Underwriting Agreement, dated September 14, 2011, by and among Cheniere Energy Partners, L.P. Cheniere Energy Partners GP, LLC and Cheniere Energy Investments, LLC, and Citigroup Global Markets Inc., as sole underwriter.

1.2*
Purchase Agreement, dated September 14, 2011, by and among Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC and Cheniere Energy Investments, LLC, and Cheniere Common Units Holding, LLC, as sole purchaser.

5.1*	Opinion of Andrews Kurth LLP.
5.2*	Opinion of Andrews Kurth LLP.
8.1*	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consent of Andrews Kurth LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 8.1 hereto.)

* Filed herewith.